Exhibit 99.1

PDS Biotech Provides Update on National Cancer Institute-Led Phase 2 Clinical Trial of PDS0101-Based Combination

Temporary administrative suspension of recruitment – No safety or efficacy concerns related specifically to the novel PDS0101-based combination study

Florham Park, NJ, October 21, 2021 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies based on the Company’s proprietary Versamune® T-cell activating technology, today announced the temporary suspension of recruitment in the National Cancer Institute (NCI)-led Phase 2 clinical trial (NCT04287868) evaluating PDS0101 (Versamune®-HPV16) in combination with two investigational immune-modulating agents in advanced HPV cancers.

The issue is not specific to the PDS0101 trial and is unrelated to any safety or efficacy concerns with the triple combination.  The NCI anticipates that the issue should be resolved timely, at which time the PDS0101 trial recruitment will resume.  The timing of clinical data resulting from this trial is not expected to be affected by the recruitment suspension.

“We know from the interim data that this combination has the potential to significantly improve clinical outcomes for patients with advanced, refractory HPV16-associated cancers who have limited treatment options.  While the trial is experiencing a slight administrative delay, we are pleased to report that the PDS0101 trial recruitment has progressed well and it is anticipated that it will resume recruitment shortly.  We believe based on the previously reported results, that this treatment could significantly improve survival benefit for these patients, and we look forward to resumption of the trial in the near term,” said Dr. Lauren V. Wood, PDS Biotech’s Chief Medical Officer.

The trial is evaluating the novel combination in both checkpoint inhibitor naïve and refractory patients with advanced HPV-associated cancers that have progressed or returned after treatment. The vast majority of these cancers are caused by HPV16.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of cancer immunotherapies based on the Company’s proprietary Versamune® T-cell activating technology platform. Our Versamune®-based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them.  The company’s pipeline products address various cancers including breast, colon, lung, prostate and ovarian cancers.  To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-expressing cancers.  In partnership with Merck & Co., PDS Biotech is evaluating a combination of PDS0101 and KEYTRUDA® in a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer. PDS Biotech is also conducting two additional Phase 2 studies in advanced HPV-associated cancers and advanced localized cervical cancer with the National Cancer Institute (NCI) and The University of Texas MD Anderson Cancer Center, respectively.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results, which are not necessarily indicative of the final results of the Company’s ongoing clinical trials;  any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical  results from its clinical development programs and any collaboration studies; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: rich@cg.capital